As filed with the Securities and Exchange Commission on October 24, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

reAlpha Tech Corp.

(Exact name of registrant as specified in its charter)

Delaware	86-3425507
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

6515 Longshore Loop, Suite 100 Dublin, OH	43017
(Address of principal executive offices)	(Zip code)

reAlpha Tech Corp. 2022 Equity Incentive Plan

(Full title of the plan)

Michael J. Logozzo

Chief Executive Officer

6515 Longshore Loop, Suite 100

Dublin, OH 43017

(Name and address of agent for service)

(707) 732-5742

(Telephone number, including area code, of agent for service)

Copies to:

Nimish Patel, Esq.

Blake Baron, Esq.

Gabriel Miranda, Esq.

Mitchell Silberberg & Knupp LLP

437 Madison Ave., 25th Floor

New York, New York 10022

Tel.: (212) 509-7239

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by reAlpha Tech Corp. (the “Registrant”), to register 11,957,189 shares of its common stock, par value $0.001 per share (“Common Stock”), that may be issued pursuant to the Registrant’s 2022 Equity Incentive Plan (as amended from time to time, the “2022 Plan”) in accordance with the provision of the 2022 Plan that provides for an automatic annual increase in number of shares of Common Stock reserved for issuance thereunder. The shares of Common Stock being registered in this Registration Statement are in addition to the shares of Common Stock registered on the Registration Statement on Form S-8 filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”) on March 20, 2024 (File No. 333-278102) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E of Form S-8 regarding registration of additional securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement, to the extent relating to the registration of Common Stock issuable under the 2022 Plan, is incorporated herein by reference and made part of this Registration Statement, except as amended hereby. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the Commission by the Registrant are incorporated by reference herein and shall be deemed to be part of this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for year ended December 31, 2024, filed with the Commission on April 2, 2025, as amended on May 13, 2025;

(2)	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2025, filed with the Commission on May 16, 2025, and the quarterly period ended June 30, 2025, filed with the Commission on August 14, 2025, as amended on August 15, 2025;

(3)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 29, 2025, January 30, 2025, January 31, 2025, February 6, 2025, February 10, 2025, February 18, 2025, February 21, 2025, February 24, 2025, February 27, 2025, March 10, 2025, March 17, 2025, March 21, 2025, March 28, 2025, April 2, 2025, April 2, 2025, April 7, 2025, April 11, 2025, April 30, 2025, May 2, 2025, May 16, 2025, May 20, 2025, May 23, 2025, June 4, 2025, June 5, 2025, June 10, 2025, June 18, 2025, July 1, 2025, July 3, 2025, July 8, 2025, July 16, 2025, July 18, 2025, July 18, 2025, July 22, 2025, July 23, 2025, July 23, 2025, August 14, 2025, August 14, 2025, August 22, 2025, September 3, 2025, September 11, 2025, September 15, 2025, September 23, 2025, September 29, 2025, October 9, 2025, and October 20, 2025; and

(4)	The descriptions of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed on October 18, 2023 (File No. 001-41839) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Registration Statement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description
4.1	Second Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 of Form S-11 filed with the SEC on August 8, 2023).

4.2	Second Amended and Restated Bylaws (previously filed as Exhibit 3.2 of Form S-11 filed with the SEC on August 8, 2023).

4.3	reAlpha Tech Corp. 2022 Equity Incentive Plan (previously filed as Exhibit 10.14 of Form S-11 filed with the SEC on August 8, 2023).

4.4	Form of 2022 Equity Incentive Plan Restricted Stock Award Agreement (previously filed as Exhibit 10.15 of Form S-11 filed with the SEC on August 8, 2023).

4.5	Form of 2022 Equity Incentive Plan Restricted Stock Unit Award Agreement (previously filed as Exhibit 10.1 of Form 8-K filed with the SEC on April 30, 2025).

4.6	Form of 2022 Equity Incentive Plan Stock Option Award Agreement (previously filed as Exhibit 10.16 of Form S-11 filed with the SEC on August 28, 2023).

4.7	Amendment No. 1 to reAlpha Tech Corp.’s 2022 Equity Incentive Plan, adopted on April 12, 2023 (previously filed as Exhibit 4.6 of Form S-8 filed with the SEC on March 20, 2024).

4.8*	Amendment No. 2 to reAlpha Tech Corp.’s 2022 Equity Incentive Plan, adopted on October 8, 2025.

5.1*	Opinion of Mitchell Silberberg & Knupp LLP.

23.1*	Consent of GBQ Partners, LLC, the Company’s independent registered public accounting firm.

23.2*	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page hereto).

107*	Filing Fee Table.

*	Filed herewith

Item 9.	Undertakings.

(a)	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided,however, that clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ohio on October 24, 2025.

REALPHA TECH CORP.

By:	/s/ Michael J. Logozzo
Michael J. Logozzo Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Logozzo or Piyush Phadke and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments to the Registration Statement), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Logozzo	Chief Executive Officer	October 24, 2025
Michael J. Logozzo	(Principal Executive Officer)

/s/ Piyush Phadke	Chief Financial Officer	October 24, 2025
Piyush Phadke	(Principal Financial Officer)

/s/ Giri Devanur	Executive Chairman of the Board of Directors	October 24, 2025
Giri Devanur

/s/ Dimitrios Angelis	Director	October 24, 2025
Dimitrios Angelis

/s/ Brian Cole	Director	October 24, 2025
Brian Cole

/s/ Monaz Karkaria	Director	October 24, 2025
Monaz Karkaria

/s/ Balaji Swaminathan	Director	October 24, 2025
Balaji Swaminathan

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